SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 9, 1998


                       TOTAL-TEL USA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                                0-2180 22-1656895
                          (Commission (I.R.S. Employer
                       File Number) Identification Number)


                             Overlook at Great Notch
                                 150 Clove Road
                                     Box 449
                         Little Falls, New Jersey 07054
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (973) 812-1100


                                      None
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

      On December 9, 1998, Total-Tel USA Communications, Inc. announced that it was postponing its Annual Meeting of Shareholders scheduled for December 10, 1998, for the reasons set forth in a press release released on December 9, 1998, and attached as an Exhibit to this Form 8-K.

Item 7.  Financial Statements and Exhibits

      (a)   Financial statements of businesses acquired

            Not applicable

      (b)   Pro forma financial information

            Not applicable

      (c)   Exhibits

            20(a). Press Release dated December 9, 1998.



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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       TOTAL-TEL USA COMMUNICATIONS, INC.


Dated:  December 9, 1998            By:  /s/ Warren H. Feldman
                                         ----------------------------------
                                         Warren H. Feldman, President



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                                  EXHIBIT INDEX

Exhibit     Description                                     Page No.
--------------------------------------------------------------------------------
20(a)       Press Release dated December 9, 1998.              5



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                                  EXIBIT 20(a)

CONTACT:    Warren Feldman
Total-Tel USA Communications, Inc.
150 Clove Road
Little Falls, NJ 07424
(973) 812-1100


FOR IMMEDIATE RELEASE TOTAL-TEL USA COMMUNICATIONS, INC. ANNOUNCES SETTLEMENT TALKS WITH GOLD & APPEL TRANSFER, S.A., REVISION, LLC, AND WALTER ANDERSON

      Little Falls, New Jersey, December 9, 1998, Total-Tel USA Communications, Inc. (NASDAQ: TELU) announced today that it is postponing its Annual Shareholders Meeting originally scheduled for December 10, 1998. The Company stated that it is currently negotiating to settle litigation brought against the Company in April by Gold & Appel Transfer, S.A., Revision, LLC, and Walter Anderson. The negotiations also encompass possible resolution of a proxy contest led by Mr. Anderson that seeks to replace certain members of the Company's Board of Directors.

      Warren Feldman, Chairman and CEO of Total-Tel, explained that the Company remains confident of its position in the litigation and in the proxy contest, but believes the proposed settlement under discussion, if entered, would provide significant benefits to the Company, including an end to the disruption and expense caused by litigation and the proxy solicitation.

      The shareholders meeting will be rescheduled as soon as practicable to a date in the near future. Notice of the new date will be furnished to the shareholders.